Exhibit 99.1

GSI Group Names Stephen W. Bershad Board Chairman

Announces Standing Committees and Chairs

BEDFORD, MA August 5, 2010-—GSI Group Inc. (Pink Sheets: LASR.PK) (the “Company” or “GSI”) today announced that at the initial meeting of its newly reconstituted Board of Directors (the “Board”), the Board has elected Stephen W. Bershad as Chairman. Mr. Bershad brings a wealth of industry experience and years of corporate governance expertise to his GSI role.

Also at the July 30, 2010 Board meeting, the Board designated the Audit Committee, Compensation Committee, and Nominating and Governance Committee as the Board’s standing committees.

The Audit Committee, chaired by Ira Lamel, will also include Byron Pond and Eugene Davis. The Compensation Committee, chaired by Stephen Bershad, will also include Peter Heiland and Dennis Fortino. The Nominating and Governance Committee, chaired by Eugene Davis, will also include Byron Pond, Ira Lamel and Dennis Fortino.

“I am delighted and honored to serve as GSI Group’s Chairman, and I look forward to working with this esteemed group to develop and enhance GSI’s opportunities in each of its principal markets and improve the GSI companies’ market position. On behalf of the Board of Directors, we are anxious to further the Company’s exciting growth prospects for the benefit of our customers, suppliers, employees and shareholders,” said Stephen W. Bershad, GSI’s Chairman of the Board.

“Our outstanding operating management team has been able to manage and grow the business through a challenging period. Now we intend to supplement that team with permanent senior management to provide the leadership and strategic vision to take us to the next level,” added Bershad.

Toward that goal, on July 30, 2010, the Board formed an ad hoc Search Committee to plan and oversee a smooth transition to permanent senior leadership. This committee, chaired by Stephen Bershad, will also include Dennis Fortino and Michael Katzenstein, who currently serves as Principal Executive Officer of the Company following his work as Chief Restructuring Officer.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are quoted on Pink Sheets OTC Markets Inc. (LASR.PK).

More information about GSI is available on the company’s website at www.gsig.com. For additional information, please contact GSI Group Inc., Investor Relations, at (781) 266-5137 or InvestorRelations@gsig.com.

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the Company’s ability to successfully develop and enhance opportunities in each of its principal markets and improve market position; the Company’s ability to further its growth prospects; the Company’s ability to attract and hire permanent senior management that will successfully provide leadership and strategic vision to the Company; and other statements that are not historical facts.

These forward looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the highly unpredictable nature of the semiconductor and electronics materials processing industry; the potential adverse impact of the Company’s recently completed Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the potential adverse impact of the SEC’s formal investigation relating to its review of the Company’s accounting practices and the restatement of the Company’s historical consolidated financial statements; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the Company’s ability to grow and increase profitability; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; the effects of competition; the Company’s ability to identify and hire permanent senior management; failure to identify and manage weaknesses in internal controls; the Company’s ability to complete and file its delayed periodic reports with the SEC and its ability to file timely with the SEC in the future; the results of the restructuring including the issuance of a substantial amount of equity securities in exchange for a portion of the Company’s prior indebtedness and the dilutive impact of such issuance; and the incurrence of additional material obligations as part of any such restructuring. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Current Report on Form 8-K filed on June 4, 2010, and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

CONFIDENTIAL